SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report: September 5, 2012

(Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud, Switzerland	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Logitech International S.A.

Apples, Switzerland

c/o Logitech Inc.

7600 Gateway Boulevard

Newark, California 94560

(Address of principal executive offices and zip code)

(510) 795-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described in Item 5.07 below, at the Annual General Meeting of Shareholders of Logitech International S.A. (“Logitech” or the “Company”), the Company’s shareholders approved the amendment and restatement of the Company’s 2006 Stock Incentive Plan (the “Plan”), to authorize seven million three hundred thousand (7,300,000) additional shares for issuance under the Plan, to improve the Company’s corporate governance practices, and to implement other best practices.

The Plan is described in the Company’s definitive proxy statement filed on July 24, 2012, as supplemented on August 10, 2012.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual General Meeting of Shareholders of the Company was held on September 5, 2012. At the meeting, shareholders voted on the following proposals and cast their votes as follows:

Proposal 1: Approval of the Annual Report, the Compensation Report, the consolidated financial statements and the statutory financial statements of Logitech International S.A. for fiscal year 2012

For	Against	Abstain	Broker Non-Votes
57,191,783	285,953	241,917	0
99.5%	0.5%	N/A	N/A

Proposal 2: Advisory vote on executive compensation

For	Against	Abstain	Broker Non-Votes
40,637,703	9,204,541	771,299	7,106,110
81.5%	18.5%	N/A	N/A

Proposal 3.1: Appropriation of retained earnings

For	Against	Abstain	Broker Non-Votes
57,225,897	278,078	215,679	0
99.5%	0.5%	N/A	N/A

Proposal 3.2: Distribution of capital contribution reserves

For	Against	Abstain	Broker Non-Votes
55,373,687	2,083,118	262,849	0
96.4%	3.6%	N/A	N/A

Proposal 4: Reduction of share capital by cancellation of repurchased shares

For	Against	Abstain	Broker Non-Votes
50,263,674	165,894	183,577	7,106,109
99.7%	0.3%	N/A	N/A

Proposal 5: Amendment and restatement of the 2006 Stock Incentive Plan, including an increase to the number of shares available for issuance under the Plan

For	Against	Abstain	Broker Non-Votes
39,517,428	10,629,174	466,544	7,106,108
78.8%	21.2%	N/A	N/A

Proposal 6: Authorization to exceed 10% holding of own share capital

For	Against	Abstain	Broker Non-Votes
26,985,779	11,071,715	266,707	7,106,110
70.9%	29.1%	N/A	N/A

Proposal 7: Release of the Board of Directors and Executive Officers from liability for activities during fiscal year 2012

For	Against	Abstain	Broker Non-Votes
43,060,701	1,707,956	660,024	0
96.2%	3.8%	N/A	N/A

Proposal 8: Decrease of the term of office for members of the Board of Directors

For	Against	Abstain	Broker Non-Votes
56,977,955	365,946	369,760	0
99.4%	0.6%	N/A	N/A

Proposal 9.1: Re-election of Mr. Erh-Hsun Chang

For	Against	Abstain	Broker Non-Votes
49,107,674	245,532	1,244,007	7,106,108
99.5%	0.5%	N/A	N/A

Proposal 9.2: Re-election of Mr. Kee-Lock Chua

For	Against	Abstain	Broker Non-Votes
48,944,995	388,942	1,263,986	7,106,108
99.2%	0.8%	N/A	N/A

Proposal 9.3: Election of Mr. Didier Hirsch

For	Against	Abstain	Broker Non-Votes
49,105,589	214,544	1,277,960	7,106,108
99.6%	0.4%	N/A	N/A

Proposal 10: Re-election of PricewaterhouseCoopers S.A. as Logitech’s auditors and ratification of the appointment of PricewaterhouseCoopers LLP as Logitech’s independent registered public accounting firm for fiscal year 2013

For	Against	Abstain	Broker Non-Votes
56,112,747	409,410	1,189,218	0
99.3%	0.7%	N/A	N/A

Under Swiss law, abstentions are not counted towards the calculation of the majority required for passage of the proposals.

Item 8.01 Other Events

With respect to the distribution approved under Proposal 3.2 described under Item 5.07 above (also referred to as a dividend in the Company’s press releases and on the Investor Relations page of the Company’s website), the Company has announced that the ex-dividend date (the first trading day without the right to receive the dividend payment) is Thursday, September 13, 2012, the record date is Monday, September 17, 2012 and the payment date is Tuesday, September 18, 2012. In order to be eligible to receive the one-time distribution payment, Logitech shares must be purchased by the end of the official trading day on September 12, 2012. Information regarding the distribution can be found on the Investor Relations page of the Company’s website.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	2006 Stock Incentive Plan, as amended and restated on September 5, 2012 (incorporated by reference to Appendix A of the Company’s definitive additional proxy soliciting materials, as filed with the Securities and Exchange Commission on August 10, 2012)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

Logitech International S.A.

/s/ Catherine Valentine
Catherine Valentine
Vice President, Legal, General Counsel and Corporate Secretary

September 11, 2012

Exhibit Index

Exhibit No.	Description

10.1	2006 Stock Incentive Plan, as amended and restated on September 5, 2012 (incorporated by reference to Appendix A of the Company’s definitive additional proxy soliciting materials, as filed with the Securities and Exchange Commission on August 10, 2012)